                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) August 3, 1999
                                                          --------------


                             HEALTHWORLD CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


                0-23059                         13-3922288
       ------------------------      ------------------------------------
       (Commission File Number)      (IRS Employer Identification Number)


       100 Avenue of the Americas, New York, New York          10013
       ----------------------------------------------        ---------
        (Address of principal executive offices)             (Zip Code)


        Registrant's telephone number, including area code (212) 966-7640
                                                           --------------

Item 2 of the current report on form 8-K of Healthworld Corporation filed on August 13, 1999, is hereby amended to read as follows:

ITEM 2. Acquisition of Assets.

On August 3, 1999, Healthworld Corporation ("Healthworld") acquired Falk Communications, Inc., a Delaware Corporation ("Falk"), from Spencer Falk, the founder of Falk, the Spencer Falk Grantor Retained Annuity Trust u/t/a/d March 5, 1999 and the Falk Communications, Inc. Defined Contribution Plan and Trust u/t/a (the "Plan") dated July 29, 1999 (collectively, the "Falk Shareholders"), by means of a merger of Falk into a wholly-owned subsidiary of Healthworld for an initial purchase price, exclusive of expenses, of $15,501,610, consisting of $7,550,000 in cash and 649,111 shares of Healthworld's Common Stock, par value $.01 per share (the "Common Stock"). In addition, Healthworld may be obligated to make additional earn-out payments to be paid in cash and Common Stock on or prior to April 30, 2000, 2001, 2002 and 2003, such amounts, if any, to be based upon a multiple of future operating profits of Falk. The aggregate consideration (including cash and Common Stock) to be paid to the Falk Shareholders in connection with the merger are not expected to exceed $35,950,000. However, because the amount of Common Stock to be paid in connection with additional earn-out payments is based upon a moving average price of the Common Stock during a 20 day period ending 3 days before the date payment is made, while such Common Stock paid in connection with the earn-outs will be valued for accounting purposes based upon its market price on the date of issuance, it is possible that as a result of market fluctuations in the price of the Common Stock the value of the aggregate consideration paid to the Falk Shareholders in connection with the merger could exceed $35,950,000.

On September 15, 1999, Healthworld paid $425,000, consisting of $211,736 cash and $213,264 in Common Stock to the Falk Shareholders in exchange for Falk stock received by the Plan as consideration to certain Falk employees. A tax deduction will be taken on Healthworld's income tax return for the taxable year ending December 31, 1999 with respect thereto. Upon determination of the final tax deduction, Healthworld will make a payment of additional consideration paid to acquire the Falk stock, such payment will be in cash and Common Stock.

The Press Release of Healthworld Corporation dated August 4, 1999, pertaining to the acquisition of Falk by Healthworld, which is annexed hereto as Exhibit 20.01, is hereby incorporated by reference in this Form 8-K.

All of the funds expended in the acquisition of Falk were derived from Healthworld's cash on hand.

Item 7 of the current report on form 8-K of Healthworld Corporation filed on August 13, 1999, is hereby amended to add the following financial statements and pro forma financial information:

                                                                         Page(s)
                                                                         -------

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                     F-1

FINANCIAL STATEMENTS:
   Balance Sheets                                                            F-2
   Statements of Income                                                      F-3
   Statements of Stockholders' Equity                                        F-4
   Statements of Cash flows                                                  F-5

NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1998           F-6

(B) PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA COMBINING BALANCE SHEETS AS OF JUNE 30, 1998            F-14

UNAUDITED PRO FORMA COMBINING STATEMENTS OF INCOME FOR THE YEAR             F-15
  ENDED DECEMBER 31, 1998

UNAUDITED PRO FORM COMBINING STATEMENTS OF INCOME FOR THE SIX               F-16
  MONTHS ENDED JUNE 30, 1999

NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS                 F-17

ITEM 7(A) FALK COMMUNICATIONS, INC. HISTORICAL FINANCIAL STATEMENTS WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Healthworld Corporation:


We have audited the accompanying balance sheets of Falk Communications, Inc. (a Delaware corporation) as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Falk Communications, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                    /s/ ARTHUR ANDERSEN LLP



Melville, New York
July 6, 1999 (except with respect to the matters discussed in Note 10 as to which the date is August 3, 1999)

                                             FALK COMMUNICATIONS, INC.

                                                  BALANCE SHEETS
                                         (In thousands, except share data)


                                                                            June 30,                    December 31,
                                                                        ----------------     -------------------------------
                                ASSETS                                       1999                 1998              1997
                                                                             ----                 ----              ----
                                                                          (unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                               $  1,236             $  2,136          $   1,053
   Accounts receivable, net                                                   5,491                5,745              4,249
   Marketable investment securities (Note 3)                                    731                  617                667
   Other current assets                                                         123                   28                134
                                                                           --------             --------          ---------
                  Total current assets                                        7,581                8,526              6,103

FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net (Note 4)
                                                                                577                  401                465

RESTRICTED CASH (Note 5)                                                        132                  132                157

OTHER ASSETS                                                                     69                   34                 39
                                                                           --------             --------          ---------
                  Total assets                                             $  8,359             $  9,093          $   6,764
                                                                           ========             ========          =========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
   Line of credit (Note 6)                                                 $ -                  $    200          $  -
   Accounts payable                                                             386                  453                457
   Deferred charges                                                           3,145                2,780              2,577
   Accrued expenses                                                             853                  885                303
   Dividend payable                                                          -                       800             -
   Deferred tax liabilities                                                     165                  165                208
                                                                           --------             --------          ---------
                  Total current liabilities                                   4,549                5,283              3,545

DEFERRED RENT                                                                    54                   50                 42
                                                                           --------             --------          ---------
                  Total liabilities                                           4,603                5,333              3,587
                                                                           --------             --------          ---------

COMMITMENTS (Note 9)

STOCKHOLDERS' EQUITY:
   Common stock, no par value; 500 shares authorized, issued and
     outstanding                                                                 25                   25                 25
   Retained earnings                                                          3,731                3,735              3,152
                                                                           --------             --------          ---------
                  Total stockholders' equity                                  3,756                3,760              3,177
                                                                           --------             --------          ---------
                  Total liabilities and stockholders' equity               $  8,359             $  9,093          $   6,764
                                                                           ========             ========          =========



      The accompanying notes are an integral part of these balance sheets.

                                             FALK COMMUNICATIONS, INC.

                                               STATEMENTS OF INCOME
                                                  (In thousands)


                                                        Year Ended December 31,                Six Months Ended June 30,
                                                    ---------------------------------      -----------------------------------
                                                          1998             1997                  1999             1998
                                                          ----             ----                  ----             ----
                                                                                                      (unaudited)

REVENUES                                                $  9,342         $  9,056              $  4,531          $  4,481
                                                        --------         --------              --------          --------

OPERATING EXPENSES:
   Salaries and related costs                              6,135            6,721                 3,141             3,187
   General and office expenses                             1,555            1,194                   890               714
   Depreciation and amortization                             124              106                    71                56
   Merger costs                                           -                -                        147            -
                                                        --------         --------              --------          --------
                                                           7,814            8,021                 4,249             3,957
                                                        --------         --------              --------          --------

Income from operations                                     1,528            1,035                   282               524
Investment and other income, net                              75              206                    70                93
                                                        --------         --------              --------          --------
Income before provision for income taxes
                                                           1,603            1,241                   352               617
Provision for income taxes (Note 7)                          162              125                    35                62
                                                        --------         --------              --------          --------
                  NET INCOME                            $  1,441         $  1,116              $    317          $    555
                                                        ========         ========              ========          ========



        The accompanying notes are an integral part of these statements.

                                             FALK COMMUNICATIONS, INC.

                                        STATEMENTS OF STOCKHOLDERS' EQUITY
                                         (In thousands, except share data)


                                                                Common Stock
                                                      -------------------------------        Retained
                                                          Shares            Amount           Earnings           Total
                                                          ------            ------           --------           -----

BALANCE, December 31, 1997                                   500           $    25          $  3,152         $  3,177

   Shareholder distributions                                 -                -                 (858)            (858)

   Net income                                                -                -                1,441            1,441
                                                          ------           -------          --------         --------

BALANCE, December 31, 1998                                   500                25             3,735            3,760

   Shareholder distributions (unaudited)                     -                -                 (321)            (321)

   Net income (unaudited)                                    -                -                  317              317
                                                          ------           -------          --------         --------

BALANCE, June 30, 1999 (unaudited)                           500           $    25          $  3,731         $  3,756
                                                          ======           =======          ========         ========


        The accompanying notes are an integral part of these statements.

                                             FALK COMMUNICATIONS, INC.

                                             STATEMENTS OF CASH FLOWS
                                                  (In thousands)


                                                               Year Ended December 31,           Six Months Ended June 30,
                                                             ----------------------------       ---------------------------
                                                                  1998            1997               1999            1998
                                                                  ----            ----               ----            ----
                                                                                                         (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                  $   1,441      $   1,116          $     317       $     555
   Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization                                   124            106                 71              56
     Deferred rent                                                     8             15                  4               4
     Deferred taxes                                                  (43)           (44)             -                -
     Net changes in operating assets and liabilities:
       Accounts receivable                                        (1,496)          (683)               254             781
       Marketable investment securities                               50            740               (114)             20
       Other current assets                                          106            (69)               (95)            (63)
       Other assets                                                    5           -                   (35)           -
       Accounts payable                                               (4)           (34)               (67)             35
       Deferred charges                                              203           (525)               365          (1,113)
       Accrued expenses                                              582           (185)               (32)            524
                                                               ---------      ---------         ----------      ----------
         Net cash provided by operating activities                   976            437                668             799
                                                               ---------      ---------         ----------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of furniture, equipment and leasehold
     improvements                                                    (60)          (246)              (246)            (21)
   Restricted cash                                                    25             26               -               -
                                                               ---------      ---------         ----------      ----------
         Net cash used in investing activities                       (35)          (220)              (246)            (21)
                                                               ---------      ---------         ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Cash distributions to shareholders                                (58)        (2,351)            (1,122)            (58)
   Proceeds from/(repayments of) line of credit                      200           -                  (200)           -
                                                               ---------      ---------         ----------      ----------
         Net cash provided by/(used in) financing
           activities                                                142         (2,351)            (1,322)            (58)
                                                               ---------      ---------         ----------      ----------

NET (DECREASE) INCREASE IN CASH                                    1,083         (2,134)              (900)            720

CASH AND CASH EQUIVALENTS, beginning of year
                                                                   1,053          3,187              2,136           1,053
                                                               ---------      ---------         ----------      ----------

CASH AND CASH EQUIVALENTS, end of year                         $   2,136      $   1,053          $   1,236       $   1,773
                                                               =========      =========          =========       =========

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the year for taxes                         $     127      $     216          $      95       $     116
                                                               =========      =========          =========       =========



        The accompanying notes are an integral part of these statements.

                            FALK COMMUNICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                        (In thousands, except share data)


1.   BUSINESS:

Falk Communications, Inc. (the "Company") was established on May 14, 1989. The Company provides communications and product support services to the pharmaceutical industry. This includes communicating the value of a client's products both internally to its sales staff and affiliates and externally to customers and supporting the launch of new drugs through press and publications management.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Revenue Recognition

The Company records revenues from fixed-priced projects on a completed contract basis as the project phases are completed. Revenues for time incurred projects are recognized each month based on hours provided multiplied by the billable rates for each project. Revenues are recorded net of client pass-through expenses, which generally include sub-contract costs, travel and other related expenses.

Cash and Cash Equivalents

Cash and cash equivalents consists of demand deposits, money market funds and interest bearing investment accounts with original maturities of three months or less.

Accounts Receivable

Accounts receivable includes fees recognized, project and other costs incurred on behalf of clients, which are paid for by the Company and billed to clients.

Marketable Investment Securities

The Company classifies its investments in marketable investment securities as "trading" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Such securities are reported at fair value, with unrealized gains and losses included in earnings. Gains and losses on the disposition of securities are recognized on the specific identification method in the period in which they occur.

Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold improvements are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets as follows:

      Furniture                            5-7 years
      Equipment                            5-7 years
      Leasehold improvements               Lesser of lease term or useful life

Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When furniture and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are reduced, and gain or loss is included in operations.

Deferred Charges

Deferred charges represent costs incurred [and unearned revenue] on undelivered projects.

Income Taxes

The Company has elected under the Internal Revenue Code to be an S corporation. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision for federal income tax has been included in these financial statements.

Concentration of Credit Risk

The Company provides communication, marketing, advertising and related services to clients who operate in the pharmaceutical industry. For the years ended December 31, 1998 and 1997 and the six months ended Jun 30, 1999 and 1998, the following customers represented in excess of 10% of total revenue and accounts receivable for the respective years:

                                                             December 31,                      June 30,
                                                       ---------------------------      ---------------------------
                                          Customer         1998          1997               1999          1998
                                          --------         ----          ----               ----          ----

         Revenue:                             A             29%           30%                 1%           17%
                                              B             23%           17%                33%           25%
                                              C             42%           47%                46%           52%

         Accounts receivable:                 A             42%           27%                 8%           39%
                                              B             28%            1%                22%           31%
                                              C             13%           68%                31%            5%

Primarily all of the Company's trade accounts receivable were concentrated in companies in the pharmaceutical industry. The Company extends credit to all qualified clients, but does not believe that it is exposed to any undue concentration of credit risk to any significant degree. The Company maintains reserves for potential credit losses, but has not experienced any material losses to individual clients or groups of clients.

Use of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting for Long-Lived Assets

The Company accounts for long-lived assets according to the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS No. 121"), which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. The adoption of SFAS No. 121, in 1997, did not have a material effect on the Company's results of operations, cash flows or financial position.

Comprehensive Income

The Company adopted SFAS No. 130, "Reporting Comprehensive Income", which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distribution to owners, in a financial statement for the period in which they are recognized. Comprehensive income is the total of net income and all nonowner changes in equity (or other comprehensive income) such as unrealized gains/losses on securities available-for-sale, foreign currency translation adjustments and minimum pension liability adjustments. Comprehensive and other comprehensive income must be reported on the face of the annual financial statements or in the case of interim reporting, in the footnotes to the financial statements. For the years ended December 31, 1998 and 1997 and the six months ended June 30, 1999 and 1998, the Company's operations did not give rise to items includable in comprehensive income which were not already included in net income. Therefore, the Company's comprehensive income is the same as its net income for all periods presented.

Recently Issued Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999 (subsequently amended by SFAS No. 137, to be effective for all fiscal quarters of fiscal years beginning after June 15, 2000) and will not require retroactive restatement of prior period financial statements. This statement requires the recognition of all derivative instruments as either assets or liabilities in the balance sheet measured at fair value. Derivative instruments will be recognized as gains or losses in the period of change. If certain conditions are met where the derivative instrument has been designated as a fair value hedge, the hedge items may also be marked to market through earnings thus creating an offset. If the derivative is designed and qualifies as a cash flow hedge, the changes in fair value of the derivative instrument may be recorded in comprehensive income. The Company does not presently make use of derivative instruments.

3.   MARKETABLE INVESTMENT SECURITIES:

Marketable investment securities at June 30, 1999 and December 31, 1998 and 1997, consisted of trading securities with aggregate fair values of $731, $617 and $667, respectively. Fair values of equities and bonds are based upon quoted market prices.

The gross unrealized holding gains and fair values of trading securities by major security type as of June 30, 1999 and December 31, 1998 and 1997 were as follows:

                             June 30, 1999                     December 31, 1998                   December 31, 1997
                    --------------------------------    ---------------------------------    --------------------------------
                        Gross                               Gross                                Gross
                      Unrealized         Fair             Unrealized          Fair             Unrealized          Fair
                       Holding         Value of            Holding          Value of            Holding          Value of
                         Gain         Investments            Gain         Investments             Gain         Investments
                         ----         -----------            ----         -----------             ----         -----------

     Equities          $     170       $     731            $   170         $   617              $   199         $   617
     Bonds                   -               -                  -               -                    -                50
                       ---------       ---------            -------         -------              -------         -------
                       $     170       $     731            $   170         $   617              $   199         $   667
                       =========       =========            =======         =======              =======         =======

4.   FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

Furniture, equipment and leasehold improvements consist of the following:

                                                          June 30,                   December 31,
                                                      -----------------    ----------------------------------
                                                            1999                 1998             1997
                                                            ----                 ----             ----

        Furniture and equipment                           $    850             $   723           $   665
        Leasehold improvements                                 150                  30                28
                                                          --------             -------           -------
                                                             1,000                 753               693
        Less:  Accumulated depreciation and
          amortization                                         423                 352               228
                                                          --------             -------           -------
                                                          $    577             $   401           $   465
                                                          ========             =======           =======

Depreciation and amortization expense for the years ended December 31, 1998 and 1997 was $124 and $106, respectively. Depreciation and amortization expense for the six months ended June 30, 1999 and 1998 was $71 and $56, respectively.

5.   RESTRICTED CASH:

At June 30, 1999 and December 31, 1998 and 1997, in connection with the lease for office space, the Company was required to establish irrevocable standby letters of credit with face amounts of $132, $132 and $157, respectively. The Company was required to set aside certificates of deposit in these amounts, as collateral for such letters of credit.

6.   LINE OF CREDIT:

The Company has in place a $500 commercial line of credit with a bank, which bears interest at the Bank's base rate plus 1/2%, and was 8.25% at December 31, 1998. The agreement renews annually in May and is guaranteed personally by the majority shareholder. As of December 31, 1998 and 1997, the Company had $200 and $0 outstanding under the line, respectively. The outstanding balance was repaid on January 4, 1999.

7.   INCOME TAXES:

The components of the provision for income taxes consist of the following at December 31,:

                                             1998              1997
                                             ----              ----
    State and local:
      Current                              $   205           $   169
      Deferred                                 (43)              (44)
                                           -------           -------
                                           $   162           $   125
                                           =======           =======

The net deferred tax liabilities result principally from temporary differences between the financial accounting and income tax treatment (at the state and local level) of deferred revenue and various other accruals.

8.   INTERIM FINANCIAL STATEMENTS:

The financial statements of Falk Communications, Inc. as of June 30, 1999 and for the six months ended June 30, 1999 and 1998, presented herein have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments (consisting of only normal recurring adjustments) which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows of the Company as of June 30, 1999, and for the six months ended June 30, 1999 and 1998. The Company's interim results may fluctuate as a result of a number of factors and are not necessarily indicative of the results to be obtained for the full year.

9.   COMMITMENTS:

Leases

The Company has entered into a noncancellable lease covering office spaces expiring on August 30, 2003. There is no option to renew the lease upon expiration.

The following is a schedule of future minimum rental payments required under the above operating lease:

     Year Ending December 31,
             1999                                              $    289
             2000                                                   298
             2001                                                   307
             2002                                                   316
             2003                                                   215
                                                               --------
             Total minimum future rental payments              $  1,425
                                                               ========

Rental expenses amounted to $285 and $240 for the years ended December 31, 1998 and 1997, respectively. For the six months ended June 30, 1999 and 1998 rental expenses amounted to $112 and $108, respectively.

Profit Sharing Plans

The Company maintains a profit sharing plan and trust pursuant to which participants receive certain benefits upon retirement, death, disability and upon termination of employment for other reasons. Allocation among participants' interests is in accordance with current Internal Revenue Service Regulations. The Company contributed approximately $85 and $70 to the plan for the year ended December 31, 1998 and 1997, respectively, and $57 and $46 for the six months ended June 30, 1999 and 1998, respectively.

10.  SUBSEQUENT EVENTS:

Defined Contribution Plan and Trust

On July 29 1999, the Company adopted a Defined Contribution Plan (the "Plan") for the benefit of certain key employees. In conjunction with the Plan, the Company created a trust to hold certain assets in connection with the Plan. The Company issued and deposited 78 shares of its common stock to the trust for the benefit of the key employees participating in the Plan.

Sale of Company

On August 3, 1999, the Company was acquired by a wholly-owned subsidiary of Healthworld Corporation ("Healthworld"), whereby the Company was merged into Healthworld in consideration of an initial purchase price of $15,502, consisting of $7,550 in cash and $7,952 in Healthworld common stock (the "Common Stock"). Total amounts to be paid in connection with the merger, including potential future earn-out payments based upon the Company achieving certain targeted operating profits are not expected to exceed $36,000. However, because the amount of Common Stock to be paid in connection with additional earn-out payments is based upon a moving average price of the Common Stock during a 20 day period ending 3 days before the date payment is made, while such Common Stock paid in connection with the earn-outs will be valued for accounting purposes based upon its market price on the date of issuance, it is possible that as a result of market fluctuations in the price of the Common Stock the value of the aggregate consideration paid to the Company shareholders in connection with the merger could exceed $36,000.

On September 15, 1999, Healthworld paid $425, consisting of $212 cash and $213 in Common Stock to the Falk Shareholders in exchange for Falk stock received by the Plan as consideration to certain Falk employees. A tax deduction will be taken on Healthworld's income tax return for the taxable year ending December 31, 1999 with respect thereto. Upon determination of the final tax deduction, Healthworld will make a payment of additional consideration paid to acquire the Falk stock, such payment will be in cash and Common Stock. Pursuant to the merger agreement, the Company will make a distribution to its former shareholders equal to the amount by which pre-acquisition stockholders equity exceeded $500 as of July 29, 1999.

                   HEALTHWORLD CORPORATION AND SUBSIDIARIES

                NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

                                   (UNAUDITED)

                      (In thousands, except share data)


1.   BASIS OF PRESENTATION:

Healthworld Corporation acquired Falk, by means of a merger of Falk into a wholly-owned subsidiary of Healthworld for an initial purchase price, exclusive of expenses, of $15,502 consisting of $7,550 in cash and 649 shares of Healthworld's Common Stock, par value $.01 per share (the "Common Stock"). In addition, Healthworld may be obligated to make additional earn-out payments to be paid in cash and Common Stock on or prior to April 30, 2000, 2001, 2002 and 2003, such amounts, if any, to be based upon a multiple of future operating profits of Falk. In accordance with Emerging Issues Task Force Issue No. 96.8, "Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination", Healthworld will record these contingent earn-out payments, to the extent earned as additional purchase price. The aggregate consideration (including cash and Common Stock) to be paid to the Falk Shareholders in connection with the merger is not expected to exceed $36,000. However, because the amount of Common Stock to be paid in connection with additional earn-out payments is based upon a moving average price of the Common Stock during a 20 day period ending 3 days before the date payment is made, while such Common Stock paid in connection with the earn-outs will be valued for accounting purposes based upon its market price on the date of issuance, it is possible that as a result of market fluctuations in the price of the Common Stock the value of the aggregate consideration paid to the Falk shareholders in connection with the merger could exceed $36,000.

On September 15, 1999, Healthworld paid $425, consisting of $212 cash and $213 in Common Stock to the Falk Shareholders in exchange for Falk stock received by the Plan as consideration to certain Falk employees. A tax deduction will be taken on Healthworld's income tax return for the taxable year ending December 31, 1999 with respect thereto. Upon determination of the final tax deduction, Healthworld will make a payment of additional consideration paid to acquire the Falk stock, such payment will be in cash and Common Stock. Pursuant to the merger agreement, Falk will make a distribution to its shareholders equal to the amount by which pre-acquisition stockholders equity exceeded $500 as of July 29, 1999.

The unaudited pro forma balance sheet combines the balance sheets of Healthworld and Falk as of June 30, 1999, assuming that the business combination, accounted for as a purchase, had been completed as of that date. The pro forma statements of income combine the statements of income of Healthworld and Falk for the year ended December 31, 1998 and for the six months ended June 30, 1999, assuming that the purchase occurred at the beginning of the periods presented.

The historical balance sheets used in the preparation of the pro forma financial statements have been derived from Healthworld's and Falk's unaudited financial statements as of June 30, 1999. The historical statements of income for the year ended December 31, 1998 have been derived from the audited statement of income of Healthworld and Falk. The historical statements of income for the six months ended June 30, 1998 have been derived from Healthworld's and Falk's respective unaudited financial statements.

The pro forma adjustments are based on the historical financial position and results of operations for the periods presented, available information and upon certain estimates and assumptions that Healthworld believes are reasonable under the circumstances. However, the actual recording of the acquisition (which management does not expect to vary materially) will be based on ultimate appraisals, evaluations and estimates of fair market values. The pro forma financial data does not purport to represent what Healthworld's consolidated financial position or results of operations would actually have been if the acquisition of Falk in fact had occurred on the dates indicated; or to project Healthworld's financial position or results of operations for any future period. In addition, since Healthworld and Falk were not under common control or management prior to the closing of the acquisition, pro forma combining results may not be comparable to or indicative of future performance.

ITEM 7(B) PRO FORMA FINANCIAL INFORMATION

                                     HEALTHWORLD CORPORATION AND SUBSIDIARIES
                                        PRO FORMA COMBINING BALANCE SHEETS
                                                AS OF JUNE 30, 1999
                                                  (In thousands)

                                                    (UNAUDITED)

                                                                                                   Pro forma
                                                                 Healthworld         Falk         Adjustments       Pro forma
                                                                 -----------         ----         -----------       ---------
Cash and cash equivalents                                         $    17,529    $     1,236     $    (9,212) (a)  $     9,553
Accounts receivable, net                                               18,727          5,491          -                 24,218
Marketable investment securities                                       -                 731            (731) (b)       -
Unbilled production charges                                             3,751         -               -                  3,751
Other current assets                                                    1,013            123             425  (c)        1,561
                                                                  -----------    -----------     -----------       -----------
           Total current assets                                        41,020          7,581          (9,518)           39,083

Restricted cash                                                         1,784            132          -                  1,916
Property and equipment, net                                             4,505            577          -                  5,082
Goodwill, net                                                          14,025         -               16,450  (d)       30,475
Other assets                                                              574             69          -                    643
                                                                  -----------    -----------     -----------       -----------
           Total assets                                           $    61,908    $     8,359     $     6,932       $    77,199
                                                                  ===========    ===========     ===========       ===========

Bank loans and overdrafts                                         $        41    $    -          $    -            $        41
Current portion of long-term debt                                         110         -               -                    110
Current portion of capitalized lease obligations                           56         -               -                     56
Accounts payable                                                        3,987            386          -                  4,373
Accrued expenses                                                        6,397            853          -                  7,250
Dividend payable                                                       -              -                2,525  (b)        2,525
Advanced billings                                                      19,059          3,145          -                 22,204
Other current liabilities                                                 268         -               -                    268
Deferred tax liabilities                                               -                 165          -                    165
                                                                  -----------    -----------     -----------       -----------
           Total current liabilities                                   29,918          4,549           2,525            36,992

Long-term debt                                                             55         -               -                     55
Capitalized lease obligations                                             112         -               -                    112
Minority interests                                                         97         -               -                     97
Deferred rent                                                             931             54          -                    985
Other liabilities                                                          63         -               -                     63
                                                                  -----------    -----------     -----------       -----------
       Total liabilities                                               31,176          4,603           2,525            38,304

Common stock                                                               74             25               7  (e)           81
                                                                                                         (25) (f)
Additional paid-in capital                                             22,891                          8,156  (e)       31,047
Retained earnings                                                       8,071          3,731            (475) (f)        8,071
                                                                                                      (3,256) (b)
Accumulated other comprehensive income                                   (304)        -               -                   (304)
                                                                  -----------    -----------     -----------       -----------
       Total stockholders' equity                                      30,732          3,756           4,407            38,895
                                                                  -----------    -----------     -----------       -----------
       Total liabilities and stockholders' equity                 $    61,908    $     8,359     $     6,932       $    77,199
                                                                  ===========    ===========     ===========       ===========

                                     HEALTHWORLD CORPORATION AND SUBSIDIARIES

                                          COMBINING STATEMENTS OF INCOME

                                       FOR THE YEAR ENDED DECEMBER 31, 1998

                                      (In thousands, except per share data)

                                                    (UNAUDITED)

                                                                                                   Pro forma
                                                                 Healthworld         Falk         Adjustments       Pro forma
                                                                 -----------         ----         -----------       ---------
Revenues                                                            $    63,677    $     9,342     $    -              $    73,019

Operating expenses:
   Salaries and related costs                                            47,296          6,135            (751) (g)         52,680
   General and office expenses                                            8,450          1,555          -                   10,005
   Depreciation and amortization                                          1,129            124             548  (h)          1,801
                                                                    -----------    -----------     -----------         -----------
                                                                         56,875          7,814            (203)             64,486

Income from operations                                                    6,802          1,528             203               8,533
Interest (expense) income, net                                              642             75            (424) (j)            293
                                                                    -----------    -----------     -----------         -----------
Income before provision for income taxes and minority interests
                                                                          7,444          1,603            (221)              8,826
Provision for income taxes                                                2,976            162             559 (k)           3,844
                                                                                                           147 (l)
Minority interests in net earnings of subsidiaries                           42         -               -                       42
                                                                    -----------    -----------     -----------         -----------
              Net income                                            $     4,426    $     1,441     $      (927)        $     4,940
                                                                    ===========    ===========     ===========         ===========

Per share information:
   Net income per common share:
     Basic                                                          $      0.60                                        $      0.61
                                                                    ===========                                        ===========
     Diluted                                                        $      0.58                                        $      0.60
                                                                    ===========                                        ===========

Common shares used in computing per share amounts:
   Basic                                                                  7,415                                              8,081
                                                                    ===========                                        ===========
   Diluted                                                                7,592                                              8,258
                                                                    ===========                                        ===========

                                     HEALTHWORLD CORPORATION AND SUBSIDIARIES

                                     PRO FORMA COMBINING STATEMENTS OF INCOME

                                      FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                       (In thousands, except per share data)

                                                    (UNAUDITED)



                                                                                                   Pro forma
                                                                 Healthworld         Falk         Adjustments       Pro forma
                                                                 -----------         ----         -----------       ---------
Revenues                                                          $   33,067      $    4,531       $   -               $   37,598

Operating expenses:
   Salaries and related costs                                         24,491           3,141               76  (g)         27,708
   General and office expenses                                         5,009             890           -                    5,899
   Depreciation and amortization                                         778              71              274  (h)          1,123
   Merger costs                                                       -                  147             (147) (i)         -
                                                                  ----------      ----------       ----------         -----------
                                                                      30,278           4,249              203              34,730

Income (loss) from operations                                          2,789             282             (203)              2,868
Interest income, net                                                     277              70             (212) (j)            135
                                                                  ----------      ----------       ----------         -----------
Income (loss) before provision for income taxes and minority
   interests                                                           3,066             352             (415)              3,003
Provision for (benefit from) income taxes                              1,349              35              123  (k)          1,444
                                                                                                          (63) (l)
Minority interests in net earnings of subsidiaries                         3          -                -                        3
                                                                  ----------      ----------       ----------         -----------
              Net income                                          $    1,714      $      317       $     (475)         $    1,556
                                                                  ==========      ==========       ==========          ==========

Per share information: Net income per common share:
     Basic                                                        $     0.23                                           $     0.19
                                                                  ==========                                           ==========
     Diluted                                                      $     0.23                                           $     0.19
                                                                  ==========                                           ==========


Common shares used in computing per share amounts:
     Basic                                                             7,426                                                8,092
                                                                  ==========                                           ==========
     Diluted                                                           7,598                                                8,264
                                                                  ==========                                           ==========

                         UNAUDITED PRO FORMA ADJUSTMENTS


Descriptions of the adjustments included in the unaudited pro forma financial statements are as follows:

(a) Reflects $7,550 in cash consideration paid upon the closing of the acquisition, an estimated $1,450 in direct costs incurred in connection with the acquisition and the $212 payment for the Defined Contribution Plan and Trust tax benefit realization at fiscal year end.

(b) Reflects the distribution to the Falk shareholders equal to the amount by which pre-acquisition stockholders equity exceeded $500.

(c) Reflects total tax benefit realization by Healthworld for the taxable year ending December 31, 1999 for compensation paid to Falk employees in connection with the Defined Contribution Plan and Trust.

(d) Represents the excess purchase price, including related costs, over the fair value of the net assets acquired.

(e) Reflects the issuance of 649 shares of common stock at closing at a fair market value of $7,950 and the issuance of 17 shares of common stock at a fair value of $213 in consideration for the Defined Contribution Plan and Trust tax benefit realization at fiscal year end.

(f)  Reflects the elimination of Falk's common stock and retained earnings.

(g) Reflects the adjustment of salary expense based on employment agreements entered into in connection with the merger over historical compensation costs of those employees.

(h) Reflects amortization of the excess of the purchase price, including related costs, over the fair value of the net assets acquired using a 30-year amortization period.

(i)  Represents the reversal of merger costs incurred by Falk.

(j) Reflects reduction to interest income on the cash outflow to fund the purchase price.

(k) Reflects a provision for federal and state income taxes for Falk as if it were treated as "C" Corporation rather than a "S" Corporation.

(l) Reflects the net income tax provision / benefit for the salary and interest income adjustments and merger costs as of June 30, 1999 but excludes goodwill amortization as it is non-deductible.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


HEALTHWORLD CORPORATION

By:    /s/ Stuart Diamond
   ------------------------------------------
    Name:  Stuart Diamond
    Title: Executive Vice President,
             Chief Financial Officer,
             Secretary and Treasurer


Date:  October 18, 1999